Exhibit 99.1

Westell News Release

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Brian Cooper Chief Financial Officer Westell Technologies, Inc. 630.375.4740 BCooper@westell.com

Westell Technologies Fiscal 2012 First Quarter Highlights

•	Completed the previously announced sale of certain assets of the CNS division to NETGEAR on April 15, 2011, with a pre-tax gain of $31.6 million.

•	Fiscal first quarter net income was $21.1 million, or $0.30 per share, compared to $4.6 million, or $0.07 per share, in the prior-year first quarter.

•

Adjusted for the effects of the CNS asset sale and taxes, non-GAAP net income for the fiscal first quarter was $2.2 million, or $0.03 per share, compared to $2.6 million, or $0.04 per share, in the prior-year first quarter.

•	Cash and short-term investments increased by $23.9 million during the quarter, to $110.8 million.

•	Repurchased 1.7 million shares under the Company’s board authorization at a cost of $5.9 million during the quarter.

Westell Technologies Reports Earnings of $0.30 per Share

AURORA, IL, July 20, 2011 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband networking products, outside plant telecommunications equipment and conferencing services, today announced results for its fiscal 2012 first quarter ended June 30, 2011. Consolidated revenue for the quarter was $34.4 million, down from $41.3 million in the fiscal first quarter of the prior year. Most of the revenue decrease resulted from the sale of certain assets of the Company’s Customer Networking Solutions (CNS) division early in the quarter. Net income during the quarter was $21.1 million, or $0.30 per diluted share, compared to net income of $4.6 million, or $0.07 per diluted share, in the same quarter of the prior year.

As previously reported, the Company released valuation allowance on deferred tax assets in the fiscal 2011 fourth quarter. The first quarter of fiscal 2012 therefore reflects an income tax rate of 39%, whereas the year-ago quarter reflects an income tax benefit. Most of the reported taxes in the current quarter do not correspond to a use of cash to pay taxes because they are offset by use of the deferred tax assets (primarily in the form of net operating loss carry-forwards).

Net income in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the first quarter ended June 30, 2011 includes a gain of $31.6 million on the sale of certain assets of the Company’s CNS division to NETGEAR, Inc. Excluding the gain and certain one-time expenses related to the sale, non-GAAP net income for the fiscal 2012 first quarter was $2.2 million or $0.03 per share. This compares to non-GAAP net income for the same quarter of the prior year, excluding certain non-recurring tax benefits, of $2.6 million or $0.04 per share. Non-GAAP net income is reconciled to GAAP net income in the attached financial tables.

Total cash and short-term investments were $110.8 million at June 30, 2011, up $23.9 million during the quarter. The increase primarily reflects proceeds from the CNS asset sale, partially offset by share repurchases and changes in working capital. During the quarter, the Company repurchased 1.7 million shares under the existing authorization by the Company’s board of directors at a cost of $5.9 million. As of June 30, 2011, there was approximately $3.5 million remaining for share repurchases under the authorization.

“With the completion of the sale transaction to NETGEAR, we have been managing the transition of the core CNS business, and it has been going well,” said Chairman and CEO Rick Gilbert. “ConferencePlus turned in another solid quarter and, despite the fact that Outside Plant Systems experienced some softness in the quarter, we remain focused on growing the OSP business.”

Fiscal First Quarter Segment and Consolidated Results

Revenue in the OSPlant Systems (OSP) segment was $14.8 million in the first quarter, down 6% compared to $15.7 million in the same quarter of the prior year. Gross profit was $6.5 million, a reduction of $0.4 million compared to the prior-year quarter, and gross margin was 43.8%, approximately matching the prior-year quarter. Operating expenses increased $0.5 million, reflecting ongoing investment in the development and marketing of new products. The net result for OSP was operating income of $2.8 million, down $0.9 million versus the same quarter of the prior year.

ConferencePlus (CP) revenue was $11.2 million in the first quarter, up 6% compared to $10.5 million in the same quarter of the prior year. Gross profit increased by $0.4 million and operating expenses were $0.3 million higher, resulting in operating income of $1.5 million, an increase of $0.1 million versus the same quarter of the prior year.

The CNS segment reported revenue of $8.4 million in the first quarter of fiscal 2012, compared to $15.0 million in the same quarter of the prior year. CNS gross profit was $1.9 million, compared to $3.6 million in the prior-year quarter. Gross margin was 22.2% for the current quarter, down slightly from a year ago. Operating expenses were $1.9 million for the quarter, compared with $4.0 million in the prior-year quarter. The reductions in revenue, gross profit and operating expense reflect the transfer of most customers and operations of CNS to NETGEAR as of April 15, 2011 in connection with the sale. While CNS continues to invest in the development of Homecloud, the retained business is otherwise significantly reduced as a result of the sale. The CNS operating loss for the quarter was reduced to approximately break-even, compared with a loss of $0.4 million in the same quarter in the prior year.

On a consolidated basis, revenue for the first quarter was $34.4 million, compared to $41.3 million in the same quarter of the prior year. Gross profit decreased $1.8 million and operating expenses decreased $1.0 million, compared to the prior-year quarter. Operating expenses for the quarter included $0.4 million of one-time costs related to the sale and transition of the CNS Division. These costs include severance expense for certain employees and expense associated with establishing a sublease with NETGEAR. On this basis, operating income was $3.3 million for the first quarter, down $0.8 million compared to the same quarter in the prior year.

“With two profitable businesses, new products coming to market, exciting potential in Homecloud, and significant cash resources, Westell is well positioned to drive profitable growth,” concluded Gilbert.

Conference Call Information

Management will address financial and business results during Westell’s fiscal 2012 first quarter earnings conference call on Thursday, July 21, at 9:30 AM Eastern Time. Conference Plus, Inc. (ConferencePlus®), a Westell subsidiary, will manage Westell’s earnings conference call using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell.

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference call on July 21, he or she can press *0 for support.

If a participant does not wish to register, he or she can participate in the call on July 21, by dialing ConferencePlus at 1-888-206-4073 no later than 9:15 AM, Eastern Time and using confirmation number 30193804. International participants may dial 1-847-413-9014. Westell’s press release on earnings and related information that may be discussed on the earnings conference will be posted on the Investor Relations’ section of Westell’s website, http://www.westell.com. An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay following the conclusion of the conference until the fiscal second quarter results are released. The replay of the conference can be accessed by dialing 1-888-843-7419 or 1-630-652-3042 and entering 7702527.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband networking equipment, digital transmission products, remote monitoring tools, power distribution equipment, industrial-grade edge switches and demarcation products used by telecommunications service providers, utilities and other enterprises. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2011 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months ended June 30,
	2011		2010

Revenue	$34,356		$41,258
Gross profit	13,836		15,615
Gross margin	40.3%		37.8%
Operating expenses:
Sales & marketing	3,897		4,488
Research & development	2,741		3,538
General & administrative	3,517	(1)	3,349
Restructuring	245	(2)	—
Intangibles amortization	167		163

Total operating expenses	10,567		11,538

Operating income	3,269		4,077
Other income	31,598	(3)	53
Interest (expense)	0		(1)

Income before taxes	34,867		4,129

Income taxes	(13,736	) (4)	473

Net income	$21,131		$4,602

Net income per common share:
Basic	$0.31		$0.07
Diluted	$0.30		$0.07

Average number of common shares outstanding:
Basic	68,342		67,367
Diluted	70,048		68,070

(1)	Includes a one-time expense of $0.2 million related to a sub-lease entered into with NETGEAR.
(2)	Severance benefits for employee terminations related to the sale of CNS.
(3)	Includes $31.6 million gain on the sale of CNS assets to NETGEAR.
(4)	The Company released its valuation allowance on deferred tax assets in the fourth quarter of fiscal year 2011. The first quarter of fiscal year 2012 therefore is fully tax affected.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet

(Amounts in thousands)

(Unaudited)

	June 30, 2011	March 31, 2011

Assets:
Cash and cash equivalents	$102,331	$86,408
Restricted cash	3,350	—
Short-term investments	5,155	490
Accounts receivable, net	19,195	24,252
Inventories	11,605	12,955
Prepaids and other current assets	3,507	3,156
Deferred income tax asset	8,000	18,700	(1)
Assets held-for-sale	—	4,781

Total current assets	153,143	150,742

Property and equipment, net	3,166	3,250
Goodwill	2,204	2,197
Intangibles, net	3,319	3,473
Deferred income taxes	40,383	41,467	(1)
Other Assets	248	258

Total assets	$202,463	$201,387

Liabilities and Stockholders’ Equity:
Accounts payable	$9,508	$23,664
Accrued liabilities	9,578	9,203
Deferred revenue	215	232
Liabilities held-for-sale	—	1,288

Total current liabilities	19,301	34,387
Other long-term liabilities	7,461	7,719

Total liabilities	26,762	42,106
Minority interest	—	—
Total stockholders’ equity	175,701	159,281

Total liabilities and stockholders’ equity	$202,463	$201,387

(1)	The Company reclassified $13.7 million from long-term deferred income taxes to short-term deferred income taxes.

Westell Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$21,131	$4,602
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	594	782
Stock-based compensation	335	268
Restructuring	245	—
Other, net	2	24
Deferred taxes	11,773	—
Net gain on disposal of CNS assets	(31,608)	—
Changes in assets and liabilities:
Restricted cash	(3,350)	—
Accounts receivable	5,096	(200)
Inventory	196	(249)
Accounts payable and accrued liabilities	(14,906)	(5,166)
Deferred revenue	270	22
Prepaid and other current assets	(382)	712
Other	(9)	212

Net cash provided by (used in) operating activities	(10,613)	1,007

Cash flows from investing activities:
Purchases of property and equipment	(335)	(142)
Net purchases of short-term investments	(4,665)	—
Proceeds from sale of CNS assets	36,637	—

Net cash (used in) provided by investing activities	31,637	(142)

Cash flows from financing activities:
Proceeds from stock options exercised	1,206	48
Purchase of treasury stock	(6,327)	(370)

Net cash (used in) provided by financing activities	(5,121)	(322)

Effect of exchange rate changes on cash	20	(87)

Net increase in cash	15,923	456

Cash and cash equivalents, beginning of period	86,408	61,315

Cash and cash equivalents, end of period	$102,331	$61,771

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Three months ended June 30, 2011
	CNS	OSP	CP	Unallocated	Total

Revenue	$8,356	$14,845	$11,155	$—	$34,356
Gross profit	1,858	6,508	5,470	—	13,836
Gross margin	22.2%	43.8%	49.0%		40.3%

Operating expenses:
Sales & marketing	517	1,482	1,898	—	3,897
Research & development	813	1,264	664	—	2,741
General & administrative	295	818	1,364	1,040 (1)	3,517
Restructuring	245	—	—	—	245
Intangibles amortization	1	138	28	—	167

Operating expenses (3)	1,871	3,702	3,954	1,040	10,567

Operating income (loss)	(13)	2,806	1,516	(1,040)	3,269
Other income	—	—	—	31,598 (2)	31,598
Interest (expense)	—	—	—	—	—
Income taxes	—	—	—	(13,736)	(13,736)

Net income (loss)	$(13)	$2,806	$1,516	$16,822	$21,131

	Three months ended June, 2010
	CNS	OSP	CP	Unallocated	Total

Revenue	$15,022	$15,724	$10,512	$—	$41,258
Gross profit	3,590	6,911	5,114	—	15,615
Gross margin	23.9%	44.0%	48.6%		37.8%
Operating expenses:
Sales & marketing	1,312	1,441	1,735	—	4,488
Research & development	1,974	981	583	—	3,538
General & administrative	740	638	1,359	612	3,349
Restructuring	—	—	—	—	—
Intangibles amortization	1	134	28	—	163

Operating expenses (4)	4,027	3,194	3,705	612	11,538

Operating income (loss)	(437)	3,717	1,409	(612)	4,077
Other income	—	—	—	53	53
Interest (expense)	—	—	—	(1)	(1)
Income taxes	—	—	—	473	473

Net income (loss)	$(437)	$3,717	$1,409	$(87)	$4,602

(1)	Includes a one-time expense of $0.2 million related to a sub-lease entered into with NETGEAR.
(2)	Includes $31.6 million gain on the sale of CNS assets and liabilities to NETGEAR.
(3)	Includes $0.0 million, $0.2 million and $0.4 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(4)	Includes $0.2 million, $0.2 million and $0.4 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.

Westell Technologies, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months ended June 30,
	2011		2010

GAAP net income	$21,131		$4,602
Adjustments:
Gain on sale of CNS	(31,608	) (1)	—
Restructuring	245	(2)	—
Sub-lease loss	167	(3)	—
Tax impact of sale of CNS	12,435	(1)	—
Tax impact of other adjustments	(160)		—
Income tax benefit	—		(522	) (4)
Valuation allowance tax benefit	—		(1,497	) (5)

Total adjustments	(18,921)		(2,019)

Non-GAAP net income	$2,210		$2,583

GAAP net income per common share:
Basic	$0.31		$0.07
Diluted	$0.30		$0.07

Non-GAAP net income per common share:
Basic	$0.03		$0.04
Diluted	$0.03		$0.04

Average number of common shares outstanding:
Basic	68,342		67,367
Diluted	70,048		68,070

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. This schedule reconciles the Company’s GAAP net income to adjusted net income on a non-GAAP basis. The Company believes that these non-GAAP results provide meaningful supplemental information to investors that are indicative of the Company’s core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(1)	On March 17, 2011, the Company entered into a definitive agreement to sell certain assets and transfer certain liabilities of the CNS segment to NETGEAR, Inc. This transaction closed on April 15, 2011. The adjustments remove this benefit and associated tax impact.
(2)	Severance benefits for employee terminations related to the sale of CNS.
(3)	Represents expense related to a sub-lease entered into with NETGEAR.
(4)	Income tax benefit recorded in the first fiscal quarter of 2011.
(5)	The Company released its valuation allowance on deferred tax assets in the fourth quarter of fiscal year 2011. The first quarter of fiscal year 2012 therefore is fully tax affected. Income taxes in first quarter of fiscal year 2011 were reduced by the release of valuation allowance related to net operating loss carryforwards. The adjustment eliminates the benefit, which did not recur in the June 30, 2011 quarter.